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                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that Amendment No. 4 to the statement on Schedule 13D with respect to the shares of Common Stock of Northstar Health Services, Inc., dated April 7, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: April 7, 1997                  THOMAS W. ZAUCHA


                                     /s/ Thomas W. Zaucha
                                     Thomas W. Zaucha


Date: April 7, 1997                  COMMONWEALTH ASSOCIATES

                                     By:  Commonwealth Associates Management
                                            Company, Inc., its general partner


                                     By: /s/ Basil Asciutto
                                         Name:  Basil Asciutto
                                         Title: Chief Operating Officer


Date: April 7, 1997                  MICHAEL S. FALK


                                     /s/ Michael S. Falk
                                     Michael S. Falk


Date: April 7, 1997                  JOSEPH F. MICALLEF


                                     /s/ Joseph F. Micallef
                                     Joseph F. Micallef


Date: April 7, 1997                  BASIL J. ASCIUTTO


                                     /s/ Basil J. Asciutto
                                     Basil J. Asciutto